Exhibit 21.1

Subsidiaries of the Registrant

Subsidiary	State or other jurisdiction of incorporation or organization missing subsidiary names

Presidio Property Trust, Inc.	Maryland

NetREIT Casa Grande LP	California

NetREIT Palm Self Storage LP	California

NetREIT Garden Gateway LP	California

NetREIT Advisors, LLC	Delaware

NetREIT Dubose Model Home REIT, Inc.	Maryland

NetREIT Dubose Model Home REIT, LP	Delaware

Dubose Advisors, LLC	Delaware

Dubose Model Home Investors #201, LP	California

Dubose Model Home Investors #202, LP	California

NetREIT Yucca Valley, LLC	Delaware

NetREIT National City Partners, LP	California

NETREIT HIGHLAND, LLC	Delaware

NetREIT Presidio, LLC	Delaware

NTR PROPERTY MANAGEMENT, INC.	California

NetREIT Union Terrace, LLC	Delaware

NetREIT Centennial, LLC	Delaware

NetREIT Arapahoe, LLC	Delaware

NetREIT UTC, LLC	Delaware

NetREIT Bismarck, LLC	Delaware

NetREIT Fargo, LLC	Delaware

NetREIT Yucca Valley 2, LLC	Delaware

NetREIT Model Homes, LLC	Delaware

NetREIT West Fargo, LLC	Delaware

NetREIT H Court, LLC	Delaware

NetREIT Genesis, LLC	Delaware

NetREIT Westminster, LLC	Delaware

NetREIT SC II, LLC	Delaware

Dubose Model Home Investors #203 LP	California

Dubose Model Homes Investors #204, LP	California

NetREIT 300 NP, LLC	Delaware

NetREIT Executive, LLC	Delaware

NetREIT Garden Gateway, LLC	Delaware

NetREIT Waterman, LLC	Delaware

NetREIT World, LLC	Delaware